EXHIBIT 99.2

Contact:

AtriCure, Inc.

Andy Wade

Vice President, Finance

(513) 755-4564

awade@atricure.com

Investor Relations Contact:

Lynn Pieper

Westwicke Partners

415-202-5678

Lynn.pieper@westwicke.com

AtriCure Names Michael H. Carrel President and Chief Executive Officer

WEST CHESTER, Ohio – November 1, 2012 – AtriCure, Inc. (Nasdaq: ATRC), a medical device company and a leader in cardiac surgical ablation systems for the treatment of atrial fibrillation, or AF, and systems for the exclusion of the left atrial appendage, today announced that Michael Carrel has been appointed President and Chief Executive Officer of the Company, effective immediately.

Mike Carrel was most recently the President and Chief Executive Officer of Vital Images, a publicly-traded medical imaging software company (Nasdaq: VTAL), from 2008 until it was sold to Toshiba in 2011. He stayed on as Chief Executive Officer of the new business unit within Toshiba until 2012 when the integration was successfully completed. He originally joined Vital Images in January 2005 as Chief Operating and Financial Officer. During his time at Vital, Mike worked extensively with surgeons, cardiologists, radiologists, oncologists and neurologists in developing and taking new products to market. Under his leadership, the company grew revenue and profitability, increased global market share, expanded its presence to over 90 countries and raised $100 million in equity financing.

“Mike is an industry veteran with an excellent track record for growing organizations, driving corporate development activities and successfully building commercial platforms to create value for shareholders,” said Dick Johnston, Chairman of AtriCure’s Board of Directors. “We believe that his leadership and operational expertise will lead AtriCure to enhanced profitability and success as we seek to continue to grow our market share in the US and expand our international business. We welcome Mike to AtriCure and are confident that the Company can continue to build from its solid foundation and strong growth prospects.”

“I am pleased to be joining AtriCure, a Company with an established and growing presence in atrial fibrillation and stroke prevention, a talented workforce and well-established relationships with its clinical partners and customers,” said Mr. Carrel. “I look forward to working with the Board and the management team to strengthen the Company’s financial and operational performance, drive the commercialization of the current and future pipeline and position AtriCure to achieve its full potential, creating value for shareholders.”

About AtriCure, Inc.

AtriCure, Inc. is a medical device company and a leader in developing, manufacturing and selling innovative cardiac surgical ablation systems designed to create precise lesions, or scars, in cardiac, or heart, tissue for the treatment of atrial fibrillation, or AF, and systems for the exclusion of the left atrial appendage. The Company believes cardiothoracic surgeons are adopting its ablation products for the treatment of AF during concomitant open-heart surgical procedures and sole-therapy minimally invasive procedures. AF affects more than 5.5 million people worldwide and predisposes them to a five-fold increased risk of stroke. The FDA has not cleared or approved certain AtriCure products for the treatment of AF or a reduction in the risk of stroke.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements that address activities, events or developments that AtriCure expects, believes or anticipates will or may occur in the future, such as earnings estimates, other predictions of financial performance, launches by AtriCure of new products and market acceptance of AtriCure’s products. Forward-looking statements are based on AtriCure’s experience and perception of current conditions, trends, expected future developments and other factors it believes are appropriate under the circumstances and are subject to numerous risks and uncertainties, many of which are beyond AtriCure’s control. These risks and uncertainties include the rate and degree of market acceptance of AtriCure’s products, AtriCure’s ability to develop and market new and enhanced products, the timing of and ability to obtain and maintain regulatory clearances and approvals for its products, the timing of and ability to obtain reimbursement of procedures utilizing AtriCure’s products, competition from existing and new products and procedures or AtriCure’s ability to effectively react to other risks and uncertainties described from time to time in AtriCure’s SEC filings, such as fluctuation of quarterly financial results, reliance on third party manufacturers and suppliers, litigation or other proceedings, government regulation and stock price volatility. AtriCure does not guarantee any forward-looking statement, and actual results may differ materially from those projected. AtriCure undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

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